                                                                    Exhibit 23.2
                                                                    ------------


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Colonial Direct Financial Group, Inc. (the "Company") on Form SB-2 of our Independent Auditors' Report dated May 18, 2000 on the December 31, 1999 consolidated financial statements appearing in the Prospectus, which is part of this Registration Statement. We also consent to the use of our Independent Accountants' Report dated May 18, 2000 on the unaudited interim financial information as of March 31, 2000, appearing in the Registration Statement as Exhibit 15.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Ahearn, Jasco + Company, P.A.

AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants

Pompano Beach, Florida
June ___, 2000